UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Brickell Ave, Floor 11 Suite 109,

Miami FL 33131

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (786) 808-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed in that Current Report on Form 8-K filed by RenX Enterprises Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 5, 2026 (the “Prior 8-K”), on April 30, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) related to a tranched private placement transaction (the “Private Placement”) of Senior Convertible Notes (“Notes”) and warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Pursuant to the Purchase Agreement, the Company (i) issued and sold to the Purchasers, at the initial closing on May 4, 2026 (the “Initial Closing”), Notes in the aggregate principal amount of $6,300,000 (the “Initial Notes”) and warrants (the “Initial Warrants”) to purchase an aggregate of 3,917,099 shares of Common Stock, (ii) agreed to issue and sell to the Purchasers, at a second closing (the “Second Closing”), Notes in the aggregate principal amount of $6,700,000 (the “Second Notes”) and warrants (the “Second Warrants”) to purchase an aggregate of 4,165,805 shares of Common Stock (which is equal to 180% of the face value of the Initial Notes divided by $2.895 (the “Initial Conversion Price”)), such issuance to occur promptly after effectiveness of a registration statement (the “Initial Registration Statement”) registering the shares of Common Stock issuable upon conversion of the Initial Notes and the Second Notes (the “Second Closing Date”), in each case calculated based on the Initial Conversion Price, and the shares of Common Stock issuable upon exercise of the Initial Warrants and the Second Warrants; and (iii) agreed to sell and issue to the Purchasers, additional Notes in the aggregate principal amount of up to $87,000,000 and Warrants to purchase an aggregate of 54,093,267 shares of Common Stock, such issuances of Additional Notes and Additional Warrants to be at additional closings (each, an “Additional Closing”) from time to time as determined by the Company and the Purchasers, subject to the Company’s and the Purchasers’ mutual consent to such sales and issuances and certain conditions being met.

In connection therewith, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which it agreed to prepare and file one or more registration statements with the SEC registering the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) and exercise of Warrants (the “Warrant Shares”) that had been sold and issued, or may in the future be sold and issued to, the Purchasers pursuant to the Purchase Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement and Registration Rights Agreement

On August 26, 2026, the Company and the Purchasers entered into an Amendment to Securities Purchase Agreement and Registration Rights Agreement (the “Amendment”), which amended the Purchase Agreement and Registration Rights Agreement, respectively, to provide that:

(i)	the Second Closing Date shall be August 26, 2026, or such other date as may be agreed upon in writing between the Company and the Purchasers, subject to satisfaction of certain conditions to closing;

(ii)	on the Second Closing Date, the Purchasers, severally and not jointly, shall have the right to purchase up to $6,700,000 (pro rata by initial subscription amounts with respect to the Initial Closing) of Second Notes and Second Warrants;

(iii)	the shares of Common Stock that the Company is obligated to register pursuant to the Initial Registration Statement only include the number of shares of Common Stock issued and issuable upon conversion of the Initial Notes at the Initial Conversion Price and upon exercise of the Initial Warrants;

(iv)	the filing deadline of the Second Registration Statement shall be the 15th calendar day following the Second Closing Date; (v) the filing deadline of any registration statements to be filed in connection with any Additional Closing shall be the 15th calendar day following the date of such Additional Closing;

(v)	the shares of Common Stock that the Company is obligated to register pursuant to the Second Registration Statement shall include (a) the difference between (I) the number of shares of Common Stock issued and issuable upon conversion of the Initial Notes at the Initial Conversion Price and (II) the number of shares of Common Stock issued and issuable upon conversion of the Initial Notes at the Floor Price, (b) the number of shares of Common Stock issued or issuable upon conversion of the Second Notes at the Floor Price and (c) the number of shares of Common Stock issued or issuable upon exercise of the Second Warrants; and

(vi)	carve out from the liquidated damages provisions set forth in the Registration Rights Agreement liquidated damages associated with the Company’s failure to file the Initial Registration Statement or to cause the Initial Registration Statement to be declared effective by the SEC by the applicable deadline set forth in the Registration Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copies of the form of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. Additionally, see the Prior 8-K for a more detailed description of the terms of the Purchase Agreement, Registration Rights Agreement, Notes (including the Second Notes), Warrants (including the Second Notes) and other agreements entered into by the Company in connection with the Private Placement, which information is incorporated by reference herein.

Second Closing

The Second Closing of the Private Placement occurred on August 26, 2026. At the Second Closing, the Company sold and issued the Purchasers (i) Second Notes in the aggregate principal amount of $5,662,716.07, which, assuming that the Second Notes accrue interest at 10% for a period of 12 months, would be convertible into an aggregate of 2,151,638 shares of Common Stock, based on the Initial Conversion Price, and up to 11,664,772 shares of Common Stock, based on the Floor Price, and (ii) Second Warrants to purchase an aggregate of 3,520,859 shares of Common Stock, resulting in net proceeds to the Company of approximately $5.4 million, after deducting placement agent fees and the payment of other offering expenses associated with the offering that will be payable by the Company. As required by the Purchase Agreement, the Company utilized the net proceeds of the Second Closing to repay certain outstanding senior convertible notes (the “February Notes”) sold and issued to the Purchasers pursuant to that Securities Purchase Agreement, dated as of February 12, 2026, in an amount equal to 110% of the outstanding aggregate principal amount of such February Notes.

The Second Notes and Second Warrants are in substantially the same form as the form of Senior Convertible Note filed as Exhibit 4.1 and the Form of Warrant filed as Exhibit 4.2 to the Prior 8-K, the terms and forms of which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K related to the Second Closing and the sale and issuance of the Second Notes is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K with respect to the sale and issuance of the Second Notes and Second Warrants, as well as the shares of Common Stock issuable upon conversion and exercise thereof, respectively, is incorporated by reference in this Item 3.02.

The Second Notes and the Second Warrants were offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder. The Second Notes, Second Warrants, as well as the shares of Common Stock issuable upon conversion and exercise thereof, have not been registered, and to the extent not yet issued, will not be registered, under the Securities Act or applicable state securities laws. Accordingly, these securities may not be reoffered or resold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company relied, in part, on representations made by the Purchasers in the Purchase Agreement. Each Purchaser has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed or furnished, as applicable, with this Report:

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Senior Convertible Note (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed by the Company with the Securities and Exchange Commission on May 5, 2026).
4.2	Form of Warrant (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed by the Company with the Securities and Exchange Commission on May 5, 2026).
10.1	Form of Amendment to Securities Purchase Agreement and Registration Rights Agreement, dated August 26, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2026	RENX ENTERPISES CORP.

	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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